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                                                             EXHIBIT 23

                      CONSENT OF COMPANY COUNSEL

  I hereby consent to the incorporation by reference in Monsanto Company's Registration Statements on Form S-8 (Nos. 2-36636, 2-76696, 2-90152, 33-13197, 33-21030, 33-39704, 33-39705, 33-39706, 33-39707,
33-49717, 33-53363, 33-53365, 33-53367, 333-02783, 333-02961, and
333-02963) and on Form S-3 (No. 33-60189) of the reference to Company counsel in Note 6 to the Notes to Financial Statements in the Company's Form 10-Q Report for the quarter ended March 31, 1996. In giving this consent I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                 /s/ KARL R. BARNICKOL

                                 KARL R. BARNICKOL
                                 Associate General Counsel
                                 Monsanto Company

Saint Louis, Missouri
May 14, 1996

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